UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2011

Tree.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	00134063	26-2414818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Tree.com, Inc. (the “Company”) with the Securities and Exchange Commission on June 9, 2011 (the “Original Report”), relating to the voting results of the Company’s 2011 Annual Meeting of Stockholders held on June 8, 2011 (the “2011 Annual Meeting”).  This Current Report on Form 8-K/A amends the Original Report for the sole purpose of disclosing the Company’s decision on the frequency of future “say-on-pay” votes.   Say-on-pay votes are periodic, nonbinding stockholder votes to approve the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statements.

Item 5.07.              Submission of Matters to a Vote of Security Holders.

In the proxy statement that the Company provided to stockholders in connection with the 2011 Annual Meeting, the Company’s Board of Directors (the “Board”) recommended that the stockholders vote, on an advisory basis, in favor of a frequency of every three years for future “say-on-pay” votes.  At the 2011 Annual Meeting, a majority of the shares voting on the matter voted in favor of a frequency of every three years for say-on-pay votes.  Accordingly, in light of this result and other factors considered by the Board, the Board has determined that the Company will include an advisory vote of stockholders on executive compensation in the Company’s proxy materials every three years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 5, 2011

TREE.COM, INC.

By:	/s/ Katharine F. Pierce
Katharine F. Pierce
Assistant General Counsel & Corporate Secretary

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